EXHIBIT 23.1

                     WILLIAMS & WEBSTER, P.S.
                   Certified Public Accountants
                       601 West Riverside
                            Suite 1940
                 Spokane, Washington   99201-0611
                          (509) 838-5111
                        FAX (509) 838-5114




             CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
WindStar Resources, Inc.
East Peoria, IL


We consent to the use of our audit report dated March 10, 1999, on the financial statements of WindStar Resources, Inc. as of December 31, 1998, for the filing with and attachment to the Form
S-8/A-1.

/s/ Williams & Webster P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

November 3, 1999